UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

BMX DEVELOMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	000-52670	20-2089854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19720 Jetton Road, Suite 300, Cornelius, N.C. 28031

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 904-2390

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On August 15, 2011, we, along with Michael J. Bongiovanni, an individual shareholder and our President/ Chief Executive Officer, Panache LLC, a New York Limited Liability Company, James Dale, an individual member and Manager of Panache, and the individual members of Panache (collectively the “Panache Members”) entered into a letter of intent agreement whereby a change in control of our company will occur, subject to a due diligence process.

At the closing, and after due diligence, additional common shares will be issued from our treasury and Michael J. Bongiovanni will transfer certain of his common shares to Panache members while, at the same time, Panache members will issue 100% of their ownership interests in Panache to us.

Item 9.01(c). Exhibit

Exhibit 10.1. Agreement dated August 15, 2011 Michael J. Bongiovanni, Panache LLC, James Dale, and the individual members of Panache.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMX DEVELOMENT CORP.

Date: August 15, 2011

By: /s/ Michael J. Bongiovanni

Michael J. Bongiovanni, President